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For Further Information:

COFFIN COMMUNICATIONS GROUP                 MONTEREY PASTA COMPANY
15300 Ventura Boulevard, Ste. 303           1528 Moffett Street
Sherman Oaks, CA 91403, CA. 91302           Salinas, CA. 93905
(818) 789-0100                              (408) 753-6262
CONTACT: Sanjay Sabnani                     CONTACT Steve Brinkman

FOR IMMEDIATE RELEASE

    MONTEREY PASTA AND CLEARWATER FUND ANNOUNCES THE CONVERSION OF PREFERRED STOCK POSITION INTO COMMON BY CLEARWATER FUND IV, LTD.

     SALINAS, CA. (DECEMBER 19, 1997)-Monterey Pasta Company (NASDAQ:PSTA) announced today the conversion by Clearwater Fund IV, Ltd. (formerly GFL Performance Fund, Ltd.) of $2,880,000 of Series A-1 Preferred Stock into 4,000,000 shares of common stock in the Company. Statements from Monterey Pasta and Clearwater are expected shortly.

     Monterey Pasta Company manufactures and distributes a premium line of fresh refrigerated pastas and sauces to grocery and club stores across the United States. The company's operations are managed from its 37,666 square foot integrated headquarters and production facility in Salinas, California.


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